EXHIBIT 23.2

[GRAPHIC OMITTED]
                                                Michael I. Daszkal, C.P.A., P.A.
                                                Jeffrey A. Bolton, C.P.A., P.A.
                                                Timothy R. Devlin, C.P.A., P.A.
                                                Michael S. Kridel, C.P.A., P.A.
                                                Marjorie A. Horwin, C.P.A., P.A.
                                                Patrick D. Heyn, C.P.A., P.A.
                                                Gary R. McConnell, C.P.A., P.A.
                                                --------------------------------
                                                Colleen DeWoody Bracci, C.P.A.
                                                Arthur J. Hurley, C.P.A.



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 4, 2005 relating to the consolidated financial statements of SLM Universal, Inc. for the year ended December 31, 2004, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Daszkal Bolton, LLP
------------------------
Daszkal Bolton, LLP
Boca Raton, Florida
September 16, 2005


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